Exhibit 99.1
PRESS RELEASE
PORT HURON, Michigan (February 12, 2010) Citizens First Bancorp, Inc. (NASDAQ: CTZN) (the “Company”), the holding company for CF Bancorp, announced today that it has given formal written notice to the NASDAQ Stock Market (“NASDAQ”) of its intention to voluntarily delist its common stock from the NASDAQ Capital Market.
The Company previously reported that its Board of Directors instructed management to prepare an analysis of the alternatives to the continued listing of its common stock on the Nasdaq Global Select Market, including the transfer to The Nasdaq Capital Market or trading of the Company’s securities on the OTC Bulletin Board. Based on management’s recommendation, the Company thereafter applied for and transferred from the NASDAQ Global Select Market to the NASDAQ Capital Market on December 16, 2009. The decision to delist from the NASDAQ Capital Market has now been reached as part of the Company’s overall strategy to conserve resources and improve cost-effectiveness as the benefits of maintaining a NASDAQ listing have declined over time. The limited trading volume and low trading prices on NASDAQ of the Company’s common stock, and additional complexities and administrative burdens associated with being a listed security, outweigh the benefits to the Company and its shareholders of continued NASDAQ listing.
The Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) and NASDAQ on February 22, 2010 to effect the voluntary delisting of its common stock from the NASDAQ Capital Market. The Company’s common stock will be suspended from trading as of the date of the Form 25 filing with the SEC. The official delisting of the Company’s common stock will be effective ten days thereafter, or March 4, 2010.
Following the effectiveness of the Form 25 filing, the Company’s common stock will not be eligible for trading on any national exchange or the OTC Bulletin Board, although such securities may still be eligible for quotation on the Pink Sheets by broker-dealers. The Company does not currently intend to arrange for the listing or quotation of its securities on any securities exchange or quotation system.
On October 9, 2009, the Company received notice from the NASDAQ Staff indicating that the Company was not in compliance with NASDAQ’s continued listing requirement under Marketplace Rule 5450(a)(1), which required a minimum bid price for common stock of $1.00 per share. On November 20, 2009, the Company received notice from the Listing Qualifications Staff of the NASDAQ Stock Market (the “Staff”) that it was not in compliance with Marketplace Rule 5450(b)(1)(C), which requires a minimum market value of publicly held shares of $5,000,000; Marketplace Rule 5450(b)(1)(A), which requires a minimum stockholders’ equity of $10,000,000; and Marketplace Rule 5250(c)(1), which requires NASDAQ listed companies to be current with respect to the filing of their periodic reports with the SEC. The Company cured each of these deficiencies, other then the minimum bid price for its common stock and its failure to be current in its periodic reports with the SEC, by transferring from the NASDAQ Global Select Market to the NASDAQ Capital Market on December 16, 2009.
About Citizens First Bancorp, Inc.
Citizens First Bancorp, Inc. is the holding company for CF Bancorp, a thrift holding company headquartered in Port Huron, Michigan. Founded in 1938, CF Bancorp is one of the largest community banks in southeast Michigan with 24 Banking Centers and 34 ATMs. CF Bancorp is a full-service bank offering a complete range of consumer and business banking products designed to achieve its customers’ financial goals.

Statements contained in this news release may be forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of such words as “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Such forward-looking statements are based on current expectations, but may differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this release, and the Company assumes no obligations to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.